                                                                    Exhibit 12.1

                            Earnings to Fixed Charges

                           Prime Group Realty Trust
 Ratio of Funds From Operations to Combined Fixed Charges and Preferred Share
  Dividends and Excess (Deficit) of Funds From Operations to Combined Fixed
                     Charges and Preferred Share Dividends
                                   (in $000)

                                                                            Historical (1)

                                        Six Months Ended June 30,                      Year Ended December 31,
                                           1997            1996            1996        1995        1994       1993       1992
                                        ---------------------------------------------------------------------------------------
Funds From Operations                   $ (8,180)       $ (8,891)      $ (17,367)  $ (12,733)  $ (12,930)  $ (9,345)  $ (7,150)

Interest expense                          19,236          18,364          37,217      36,234      33,387     29,162     17,635
Amortization of debt
  issuance costs                             298             298             594       1,148         714        859        882
                                        --------------------------------------------------------------------------------------
Adjusted Funds From
  Operations                            $ 11,354        $  9,771       $  20,444   $  24,649   $  21,171   $ 20,676   $ 11,367
                                        ======================================================================================

Fixed Charges
-------------

Interest expense                        $ 19,236        $ 18,364       $  37,217   $  36,234   $  33,387   $ 29,162   $ 17,635
Capital interest expense                     -               -               -           -           -          -        4,844
Amortization of debt
  issuance costs                             298             298             594       1,148         714        859        882
Preferred share dividend                     -               -               -           -           -          -          -
                                        --------------------------------------------------------------------------------------
Total fixed charges                     $ 19,534        $ 18,662       $  37,811   $  37,382   $  34,101   $ 30,021   $ 23,361
                                        ======================================================================================

Ratio of Funds From
Operations to Combined
  Fixed Charges and
  Preferred Share Dividend                  0.58            0.52            0.54        0.66        0.62       0.69       0.49
                                        ======================================================================================

Excess (deficit) of Funds
  From Operations to Combined
  Fixed Charges and Preferred
  Share Dividends                       $ (8,180)       $ (8,891)      $ (17,367)  $ (12,733)  $ (12,930)  $ (9,345)  $(11,994)
                                        =======================================================================================

                                                                   Pro Forma (2)
                                                             Six Months       Year Ended
                                                           Ended June 30,    December 31,
                                                                1997             1996
                                                           ------------------------------
Funds From Operations                                      $       15,647    $     28,086

Interest expense                                                    4,709           9,291
Amortization of debt issuance costs                                   244             487
                                                           ------------------------------
Adjusted Funds From Operations                             $       20,600    $     37,864
                                                           ==============================

Fixed Charges
-------------

Interest expense                                           $        4,709    $      9,291
Capital interest expense                                              -               -
Amortization of debt issuance costs                                   244             487
Preferred share dividend                                            1,400           2,800
                                                           ------------------------------
Total fixed charges                                        $        6,353    $     12,578
                                                           ==============================
Ratio of Funds From Operations to Combined
  Fixed Charges and Preferred Share Dividend                         3.24            3.01
                                                           ==============================
Excess (deficit) of Funds From Operations to Combined
  Fixed Charges and Preferred Share Dividends              $       14,247    $     25,286
                                                           ==============================

(1) Represents the combined historical operations of the Prime Properties for the periods noted.
(2) Represents the combined pro forma operations of Prime Group Realty Trust for the periods noted.

                                                     Earnings to Fixed Charges

                                                     Prime Group Realty Trust
                           Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends and
                        Excess(Deficit) of Earnings to Combined Fixed Charges and Preferred Share Dividends
                                                             (in $000)

                                                                           Historical (1)

                                          Six Months Ended June 30,                      Year Ended December 31,
                                             1997        1996          1996         1995        1994         1993          1992
                                          ----------------------------------------------------------------------------------------
Earnings
--------
Income(loss) before preferred share
 dividend and minority interest
 per the combined financial statements     $(17,579)    $(14,151)    $(31,417)    $(29,576)    $(22,062)    $(20,829)    $(14,708)

Interest expense                             19,236       18,364       37,217       36,234       33,387       29,162       17,635
Amortization of debt issuance costs             298          298          594        1,148          714          859          882
                                          ----------------------------------------------------------------------------------------
Earnings                                   $  1,955     $  4,511     $  6,394     $  7,806     $ 12,039     $  9,192     $  3,809
                                          ========================================================================================
Fixed Charges
-------------
Interest expense                           $ 19,236     $ 18,364     $ 37,217     $ 36,234     $ 33,387     $ 29,162     $ 17,635
Capital interest expense                        -            -            -            -            -            -          4,844
Amortization of debt issuance costs             298          298          594        1,148          714          859          882
Preferred share dividend                        -            -            -            -            -            -            -
                                          ----------------------------------------------------------------------------------------
Total fixed charges                        $ 19,534     $ 18,662     $ 37,811     $ 37,382     $ 34,101     $ 30,021     $ 23,361
                                          ========================================================================================

Ratio of Earnings to Combined Fixed
Charges and Preferred Share Dividend           0.10         0.24         0.17         0.21         0.35         0.31         0.16
                                          ========================================================================================
Excess(deficit) of Earnings to
Combined Fixed Charges and Preferred
Share Dividend                             $(17,579)    $(14,151)    $(31,417)    $(29,576)    $(22,062)    $(20,829)    $(19,552)
                                          ========================================================================================


                                                Pro Forma (2)
                                          Six Months    Year Ended
                                        Ended June 30, December 31,
                                             1997        1996
                                        --------------------------
Earnings
--------
Income(loss) before preferred share
 dividend and minority interest
 per the combined financial statements     $  5,183     $ 11,594

Interest expense                              4,709        9,291
Amortization of debt issuance costs             244          487
                                          --------------------------
Earnings                                   $ 10,136     $ 21,372
                                          ==========================
Fixed Charges
-------------
Interest expense                           $  4,709     $  9,291
Capital interest expense                        -            -
Amortization of debt issuance costs             244          487
Preferred share dividend                      1,400        2,800
                                          --------------------------
Total fixed charges                        $  6,353     $ 12,578
                                          ==========================

Ratio of Earnings to Combined Fixed
Charges and Preferred Share Dividend           1.60         1.70
                                          ==========================
Excess(deficit) of Earnings to
Combined Fixed Charges and Preferred
Share Dividend                             $  3,783     $  8,794
                                          ==========================

(1) Represents the combined historical operations of the Prime Properties for the periods noted.
(2) Represents the combined pro forma operations of Prime Group Realty Trust for the periods noted.